UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 13, 2017

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation)	0001-36033 (Commission File Number)	Not Applicable (I.R.S. Employer Identification Number)

PO Box 309
Ugland House, South Church Street
George Town, Grand Cayman, Cayman Islands KY1-1104
(650) 808-6000
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

As of November 13, 2017, Theravance Biopharma US, Inc. (the “Company”) and ARE-901/951 Gateway Boulevard, LLC (“Landlord”) entered into a Second Amendment to Lease and Fourth Amendment to Lease (“Amendments”) amending the agreements pursuant to which the Company leases office and laboratory space in two buildings in South San Francisco, California.  The Amendments extended the term of the leases until May 31, 2030.  In addition, the Company leased an additional 20,000 square feet pursuant to the Amendments.

The description of the foregoing is qualified in its entirety by reference to the Amendments, which are filed with the Theravance Biopharma, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and incorporated by reference into this Item 1.01.

Item 9.01  Exhibits

10.1

Amendments to Lease for 901 Gateway Boulevard between Theravance Biopharma US, Inc. and ARE-901/951 Gateway Boulevard, LLC (incorporated by reference to Exhibit 10.2 to the Theravance Biopharma, Inc. Form 10-Q filed on August 2, 2018)

10.2

Amendments to Lease for 951 Gateway Boulevard between Theravance Biopharma US, Inc. and ARE-901/951 Gateway Boulevard, LLC (incorporated by reference to Exhibit 10.3 to the Theravance Biopharma, Inc. Form 10-Q filed on August 2, 2018)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: August 2, 2018	/s/Bradford J. Shafer
Bradford J. Shafer
Executive VP and General Counsel

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